                                                                    EXHIBIT 99.1


                                [DELEK US LOGO]


               DELEK US HOLDINGS REPORTS FIRST-QUARTER EARNINGS OF
                             $0.33 PER DILUTED SHARE


FRANKLIN, Tenn. (May 24, 2006) -- Delek US Holdings, Inc. (NYSE: DK) today announced financial results for the first quarter ended March 31, 2006. Net sales for the quarter increased 188% to $659.8 million compared with $229.1 million for the first quarter of 2005. Net income increased to $12.9 million, or $0.33 per diluted share, from $165,000, or $0.00 per diluted share, for the first quarter last year.

         Commenting on the announcement, Uzi Yemin, President and Chief Executive Officer of Delek US, said, "We are pleased with Delek's operating and financial performance for the first quarter of 2006. Our strong profitable growth primarily resulted from the acquisition of our refining operations in Tyler, Texas, on April 29, 2005. In addition, we have continued to expand our retail segment, through both the addition of new stores and increased same-store sales. With the completion of our initial public offering in May 2006, which provided net proceeds to Delek of approximately $172.0 million, we believe we are well positioned to implement our growth strategies for each of our businesses."

         REFINING SEGMENT: Net sales were $362.0 million for the refining segment for the first quarter of 2006, reflecting sales volume of 4.9 million barrels of refined petroleum products at an average sales price of $73.36. With a refining operating margin of $8.83 per barrel for the quarter and direct operating expenses of $3.61 per barrel, our refining business produced a segment contribution margin of $25.4 million for the first quarter of 2006.

         Delek achieved a substantial increase in throughput (average barrels processed per day), to 59,624 barrels per day ("bpd") for the first quarter of 2006 from 53,150 bpd for the last eight months of 2005. This improvement was driven by efficiencies gained in the major turnaround Delek undertook in December 2005 for all process units not involved in the turnaround completed early in 2005 by the refinery's prior owner. Delek does not expect that a major turnaround will be necessary prior to 2010.

         Delek's first-quarter refining operating margin of $8.83 per barrel remained above the U.S. Gulf Coast 5-3-2 crack spread of $8.13 per barrel. Since acquisition, Delek has operated at a premium to the crack spread because of the strength of Delek's positioning in the Tyler-area market, and the continued high demand for light products, which contribute over 90% of our product mix.

         RETAIL SEGMENT: Net sales increased 30.0% for the first quarter of 2006, to $297.6 million from $229.0 million for the first quarter of 2005. Contributing to this growth, the average retail fuel price per gallon rose 22.0% to $2.31 for the quarter and retail gallons sold increased 12.7% to 90.2 million. The majority of the increase in retail gallons resulted from the acquisition of 21


                                     -MORE-
convenience stores in December 2005, as well as an increase of 1.7% in comparable-store gallons sold. In addition, merchandise sales grew 10.2% for the first quarter of 2006 to $72.8 million, due both to the growth in stores in operation to 349 at the end of the quarter from 329 at the same time in 2005 and to a 5.2% increase in same-store merchandise sales. Segment contribution margin for the retail business was $10.4 million for the first quarter of 2006, up 7.5% from $9.7 million for the first quarter of 2005.

         Delek's first-quarter growth in same-store merchandise sales reflects an improving economic environment, as well as its focus on marketing and sales of food, coffee and fountain drinks, especially the introduction of its proprietary GrilleMarxTM branded food offerings. The sales growth in these higher margin items, combined with the double-digit growth in total gallons sold, enabled Delek to offset the impact of higher fuel prices and increased credit expense.

         During the first quarter, Delek completed the re-imaging of the majority of the 21 BP stores acquired in December and launched its next-generation store concept, Mapco Mart, which is designed to add quality fresh food offerings in a modern, upscale facility. Delek expects this new concept to produce higher margins and expand its potential customer base, by attracting core convenience store shoppers, as well as customers seeking freshly prepared meals. Delek opened two of these new concept stores via its "raze and rebuild" strategy during the first quarter and has already opened two additional stores thus far in the second quarter.

         Yemin added, "On a longer-term basis, we are focused on significant growth opportunities for both our refining and retail businesses. We have a demonstrated record of successfully completing and integrating acquisitions, and, with our strong financial position, particularly after completing the IPO, we expect to leverage our expertise in an industry environment that has produced attractive acquisition opportunities for both refining and retail assets.

         Our strategies are also designed to produce profitable organic growth. In refining, both the industry dynamics and our strong Tyler-area market position are compelling, and we are engaged in an array of initiatives to modernize and improve the profitability of our refining operations through operational changes and capital investments expected to improve efficiency, processing capacity and utilization. In retail, we are continuously focused on improving our store economics through branding initiatives and targeted merchandising strategies, renewal of our physical retail assets and investment in our proprietary technology infrastructure. In a highly fragmented industry, we expect these investments and our scale advantages to enable us to increase our market share within our existing geographic footprint and by expanding to contiguous states."

         CONFERENCE CALL: Delek will hold a conference call to discuss this release today at 10:30 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 9186466, and the replay will also be available on the Company's Web site for 60 days.


                                     -MORE-

         SAFE HARBOR PROVISIONS REGARDING FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws.

          Investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; management's ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between Delek's major stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

          Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek undertakes no obligation to update or revise any such forward-looking statements.

         ABOUT THE COMPANY: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining and supply and on retail marketing. The company's business consists of two main operating segments: refining and retail. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express(R), MAPCO Mart, East Coast(R) and Discount Food Mart(TM) brand names.

U.S. MEDIA CONTACT:                          INVESTOR RELATIONS CONTACT:
Paula Lovell                                 Scott Brittain
Lovell Communications Inc.                   Kristina Korte
615-297-7766                                 Corporate Communications Inc.
615-972-2964 (Cell)                          615-254-3376

ISRAEL MEDIA CONTACT:
Lior Chorev
Arad Communications
011-972-3-644-0404


                                     -MORE-

                    DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                       (A SUBSIDIARY OF DELEK GROUP LTD.)
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                 MARCH 31,          DECEMBER 31,
                                                                                                   2006                 2005
                                                                                                -----------         -----------
ASSETS
Current assets:
  Cash and cash equivalents                                                                     $    69,487         $    62,568
  Short-term investments                                                                              2,000              26,586
  Accounts receivable                                                                                60,847              52,968
  Inventory                                                                                         118,995             101,294
  Other current assets                                                                                9,107               8,405
                                                                                                -----------         -----------
      Total current assets                                                                          260,436             251,821
                                                                                                -----------         -----------
Property, plant and equipment:
  Property, plant and equipment                                                                     329,126             317,118
  Less:  accumulated depreciation                                                                   (50,897)            (46,523)
                                                                                                -----------         -----------
      Property, plant and equipment, net                                                            278,229             270,595
                                                                                                -----------         -----------

Goodwill                                                                                             63,711              63,711
Note receivable from a related party                                                                     --                 200
Other noncurrent assets                                                                              19,408              19,833
                                                                                                -----------         -----------
      Total assets                                                                              $   621,784         $   606,160
                                                                                                ===========         ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                                              $    35,247         $    35,392
  Account payable to a related party                                                                    125                  --
  Fuel payable                                                                                      100,234             109,154
  Current portion of long-term debt                                                                  17,243               1,696
  Interest payable                                                                                    2,470               1,870
  Related party payable                                                                               3,251               2,870
  Other taxes payable                                                                                13,300              11,760
  Accrued employee costs                                                                              3,751               4,649
  Income taxes payable                                                                                5,015                 202
  Accrued expenses and other current liabilities                                                     10,301               8,221
                                                                                                -----------         -----------
      Total current liabilities                                                                     190,937             175,814
                                                                                                -----------         -----------
Noncurrent liabilities:
  Long-term debt, net of current portion                                                            208,588             224,559
  Notes payable to related parties                                                                   42,500              42,500
  Accrued lease liability                                                                             3,903               3,754
  Deferred revenue, net of current portion                                                            1,320               1,434
  Asset retirement obligations                                                                        3,545               3,393
  Deferred tax liabilities                                                                           30,970              27,530
  Other noncurrent liabilities                                                                        7,282               7,306
                                                                                                -----------         -----------
      Total noncurrent liabilities                                                                  298,108             310,476
                                                                                                -----------         -----------

Shareholder's equity:
  Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued
    and outstanding                                                                                      --                  --
  Common stock, $0.01 par value, 110,000,000 shares authorized, 39,389,869 shares
    issued and outstanding                                                                              394                 394
  Additional paid-in capital                                                                         40,727              40,727
  Retained earnings                                                                                  91,618              78,749
                                                                                                -----------         -----------
      Total shareholder's equity                                                                    132,739             119,870
                                                                                                -----------         -----------
      Total liabilities and shareholder's equity                                                $   621,784         $   606,160
                                                                                                ===========         ===========



                                     -MORE-

                    DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                       (A SUBSIDIARY OF DELEK GROUP LTD.)
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                          FOR THE THREE MONTHS ENDED
                                                                    ----------------------------------------
                                                                                 MARCH 31,
                                                                    ----------------------------------------
                                                                         2006                       2005
                                                                    ------------                ------------
Net sales                                                           $    659,759                $    229,087

Operating costs and expenses:
  Cost of goods sold                                                     583,313                     198,446
  Operating expenses                                                      40,686                      20,991
  General and administrative expenses                                      6,962                       3,984
  Depreciation and amortization                                            4,372                       3,453
  Losses on forward contract activities                                       54                          --
                                                                    ------------                ------------
                                                                         635,387                     226,874
                                                                    ------------                ------------

Operating income                                                          24,372                       2,213
                                                                    ------------                ------------

Interest expense                                                           5,891                       2,243
Interest income                                                             (893)                        (12)
Interest expense to related parties                                          680                         423
Gain on interest rate derivative instruments                                (931)                     (1,122)
Guarantee fees to related parties                                            148                          --
                                                                    ------------                ------------
                                                                           4,895                       1,532
                                                                    ------------                ------------
Income before income tax expense and cumulative
  effect of change in accounting policy                                   19,477                         681

Income tax expense                                                         6,608                         249
                                                                    ------------                ------------

Income before cumulative effect of change in
  accounting policy                                                       12,869                         432

Cumulative effect of change in accounting policy, net                         --                         267
                                                                    ------------                ------------

Net income                                                          $     12,869                $        165
                                                                    ============                ============

Basic and diluted earnings per share:
  Income before cumulative effect of change in
    accounting policy                                               $       0.33                $       0.01
  Cumulative effect of change in accounting policy                            --                        0.01
                                                                    ------------                ------------

  Net income                                                        $       0.33                $       0.00
                                                                    ============                ============

Basic and diluted weighted average common
  shares outstanding                                                  39,389,869                  39,389,869
                                                                    ============                ============




                                     -MORE-

                    DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                       (A SUBSIDIARY OF DELEK GROUP LTD.)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)



                                                                                                 FOR THE THREE MONTHS ENDED
                                                                                              ---------------------------------
                                                                                                          MARCH 31,
                                                                                              ----------------------------------
                                                                                                 2006                     2005
                                                                                              ---------                ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                    $  12,869                $     165
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
    Depreciation and amortization                                                                 5,307                    3,740
    Accretion of asset retirement obligations                                                       104                       28
    Deferred income taxes                                                                         1,149                      200
    Gain on interest rate derivative instruments                                                   (931)                  (1,122)
    Changes in assets and liabilities:
      Accounts receivable                                                                        (7,879)                  (1,831)
      Inventory                                                                                 (17,701)                  (1,833)
      Other current assets                                                                       (1,412)                     (11)
      Other noncurrent assets                                                                       503                   (1,952)
      Accounts payable                                                                             (145)                   2,414
      Related party payable                                                                         125                       --
      Fuel payable                                                                               (8,920)                   5,199
      Interest payable                                                                              600                       13
      Interest payable to related parties                                                           381                      423
      Income taxes payable                                                                        4,813                       49
      Other taxes payable                                                                         1,540                     (806)
      Accrued employee costs                                                                       (898)                    (284)
      Accrued expenses and other current liabilities                                              2,615                    1,778
      Asset retirement obligations                                                                 (262)                     267
      Other noncurrent liabilities                                                                   11                      457
                                                                                              ---------                ---------
        Net cash (used in) provided by operating activities                                      (8,131)                   6,894
                                                                                              ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments                                                            (126,992)                      --
Sales of short-term investments                                                                 151,578                       --
Return of escrow deposit made with Escrow Agent                                                   3,000                       --
Purchase price adjustments                                                                         (145)                     (56)
Purchases of property, plant and equipment                                                      (12,088)                  (1,815)
                                                                                              ---------                ---------
        Net cash provided by (used in) investing activities                                      15,353                   (1,871)
                                                                                              ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on Senior Secured Credit Facility                                                          (412)                      --
Payments on Credit Agreement - Term A and Term B Loans                                               --                   (2,900)
Payments on SunTrust Term Loan                                                                       --                     (400)
Net payments on SunTrust Revolver                                                                    --                   (1,400)
Payments on capital lease obligations                                                                --                     (106)
Payment on other notes payable                                                                      (12)                     (18)
Repayment of note receivable from a related party                                                   200                       --
Deferred financing costs paid                                                                       (79)                      --
                                                                                              ---------                ---------
        Net cash used in financing activities                                                      (303)                  (4,824)
                                                                                              ---------                ---------
Net increase in cash and cash equivalents                                                         6,919                      199

Cash and cash equivalents at beginning of period                                                 62,568                   22,106
                                                                                              ---------                ---------
Cash and cash equivalents at end of period                                                    $  69,487                $  22,305
                                                                                              =========                =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                                                    $   5,738                $   1,867
                                                                                              =========                =========
  Income taxes                                                                                $     646                $      --
                                                                                              =========                =========
Assets acquired via the issuance of notes payable                                             $      --                $      40
                                                                                              =========                =========


                                     -MORE-



                                                                                          THREE MONTHS ENDED MARCH 31,
                                                                                          -----------------------------
                                                                                               2006           2005
                                                                                          --------------- -------------
REFINING SEGMENT:
Days operated in period                                                                              90
Total sales volume (average barrels per day)                                                     54,267

Products manufactured (average barrels per day):
  Gasoline                                                                                       29,424
  Diesel/Jet                                                                                     23,838
  Petrochemicals, LPG, NGLs                                                                       2,116
  Other                                                                                           3,341
  Total production                                                                               58,719

Throughput (average barrels per day):
  Crude oil                                                                                      58,008
  Other feedstocks                                                                                1,615
  Total throughput                                                                               59,624

Per barrel of sales:
  Refining operating margin (1)                                                               $    8.83
  Direct operating expenses                                                                   $    3.61

Pricing statistics (average for the period presented):
  WTI -- Cushing crude oil (per barrel)                                                       $   63.34
  US Gulf Coast 5-3-2 crack spread (per barrel)                                               $    8.13
  US Gulf Coast Unleaded Gasoline (per gallon)                                                $    1.70
  Low sulfur diesel (per gallon)                                                              $    1.81
  Natural gas -- (per MMBTU)                                                                  $    7.73

RETAIL SEGMENT:
Number of stores (end of period)                                                                    349                      329
Average number of stores                                                                            349                      330
Retail fuel sales (thousands of gallons)                                                         90,207                   80,072
Average retail gallons per average number of stores (in thousands)                                  258                      243
Retail fuel margin ($ per gallon)                                                             $   0.119                $   0.126
Merchandise sales                                                                             $  72,788                $  66,024
Merchandise margin %                                                                               30.5%                    30.6%
Credit expense (% of gross margin) (2)                                                              7.8%                     5.5%
Merchandise and cash over/short (% of net sales) (3)                                                 .3%                      .4%
Operating expense/merchandise sales plus total gallons (4)                                         13.4%                    13.7%


(1) Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

(2) Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.

(3) Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.

(4) Operating expense for our retail segment divided by merchandise sales plus retail fuel gallons is a ratio we use to measure store operating performance -- especially operating expense control. Retail fuel gallons are used rather than net retail fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

                                     - END -